EXHIBIT 10.4

SECOND AMENDMENT TO LEASE

WHEREAS, River Ridge Limited Partnership (the “Landlord”) entered into a lease dated May 30, 2014, (the “Lease”) with Corbus Pharmaceuticals, Inc. (the “Tenant”); and

WHEREAS, on August 27, 2015 the Landlord and Tenant executed a First Amendment to Lease; and

WHEREAS, the Landlord and Tenant desire to amend the Lease in certain aspects.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, the parties hereto hereby agree to the following:

1.)      The New Commencement Date (for the Relocation Space) is February 1, 2016 and shall terminate on January 31, 2021.

2.)      The last two sentences of Section 3.2 shall be deleted in its entirety and replaced with the following:

“Tenant will be responsible for contributing one hundred eleven thousand two hundred twenty ($111,220.00) dollars toward the cost of the improvements. Tenant shall pay this cost on the Commencement Date”

3.)      Capitalized terms, not otherwise herein defined shall have the meaning for such terms described in the Lease.

4.)      In all other respects, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

IN WITNESS WHEREOF, the Landlord and Tenant hereby have executed this Second Amendment to Lease, as a sealed instrument on this 30th day of March, 2016.

LANDLORD:	RIVER RIDGE LIMITED PARTNERSHIP

	By:	Cornerstone Corporation
	Its:	Managing Agent

	By:	/s/ Paul E. Tryder
Paul E. Tryder
President

TENANT:	CORBUS PHARMACEUTICALS, INC.

	By:	/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer